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SUMMIT MEDICAL SYSTEMS, INC.                                      EXHIBIT 11.1
Computation of Earnings Per Share
(Unaudited)

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
                                                       Three Months Ended
                                                             March 31,

                                                       1996            1995
                                                    --------------------------
PRIMARY EARNINGS PER SHARE:
 Weighted average shares outstanding                 7,527,314       3,263,350
 Net effect of dilutive stock options--based
  on the treasury stock method                              -               -
 SAB No. 83 shares--for stock options granted
  at exercise prices less than the 12 months
  preceding the initial public offering
  using the treasury method                                 -          115,524
                                                    --------------------------
                                                     7,527,314       3,378,874
                                                    ==========================
  Net loss                                          $ (281,349)     $ (300,437)
                                                    ==========================
  Net loss per share                                $    (0.04)     $    (0.09)
                                                    ==========================

FULLY DILUTED EARNINGS PER SHARE:
 Weighted average shares outstanding                 7,527,314       4,330,006
 Net effect of dilutive stock options--based
  on the treasury stock method                              -               -
 SAB No. 83 shares--for stock options granted
  at exercise prices less than the 12 months
  preceding the initial public offering
  using the treasury method                                 -          115,524
                                                    --------------------------

                                                     7,527,314       4,445,530
                                                    ==========================
  Net loss                                          $ (281,349)     $ (300,437)
                                                    ==========================
  Net loss per share                                $    (0.04)     $    (0.07)
                                                    ==========================
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